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                                                                    Exhibit 99.1

                                                                FINAL TRANSCRIPT

AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

PRESENTATION

OPERATOR

Good day, everyone, and welcome to the SPSS second-quarter earnings conference call. With the exception of historical information, the matters discussed on this conference call include forward-looking statements that involves risks and uncertainties, including but not limited to market conditions, competition and other risks indicated in the Company's filings with the Securities and Exchange Commission. A full Safe Harbor statement is available in SPSS's first-quarter earnings press release, posted at www.spss.com.

At this time, I would like to introduce Mr. Jack Noonan, President and Chief Executive Officer; Mr. Raymond Panza, Executive Vice President and Chief Financial Officer; and Mr. Douglas Dow, Senior Vice President of Corporate Development. Please go ahead, gentlemen.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

Good evening, and thanks for joining us to discuss our second-quarter 2006 results. I will make some opening remarks. Then Raymond Panza, our CFO, will comment on our financial results and provide guidance for the third quarter of 2006. We will conclude with a Q&A session.

Our Q2 results demonstrate both the progress we have made and the need for further progress. Our overall revenues for the quarter rose 9% to a record $63.5 million, and are also up 9% for the first half of the year. We saw revenue growth in all major geographies, in both our applications

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

and our tools offerings, as well as in our field sales and telesales organizations. We also saw more large transactions this quarter. Especially noteworthy is our license revenue growth of 20% for the quarter and 17% for the first half.

Investments made in sales, services and R&D increased expenses in the quarter. We expect these investments to continue our sales momentum into the second half of this year. We do not believe that our second-quarter results should cause us to significantly modify our full-year financial goals. Nonetheless, we are taking action to ensure that we sustain the progress we have made.

On the predictive analytics visibility front, Frost & Sullivan selected SPSS as the recipient of its 2006 Industry Innovation and Advancement award for predictive analytics. According to Frost & Sullivan, and I quote, "This award is given to a company that has proven to be a leader in the industry and, through its pioneering technology, sound business strategy and research efforts, has been successful in moving the industry forward."

We expect to further reinforce our technological leadership and fuel additional growth throughout the remainder of the year with major new releases of both our tools and applications.

I will now turn the call over to Ray Panza for his comments on Q2 and the first-half results, as well as our outlook for Q3 and full year 2006.

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Thanks, Jack, and good evening. Earlier today, we issued the 2006 second-quarter earnings press release, including unaudited financial statements for the quarter and six-month period ended June 30, 2006. It is to those financial statements in that release that I will direct my comments.

In short, the results for the 2006 quarter are mixed, with solid revenue growth resulting in higher-than-expected revenues and earnings impaired by a number of non-operating factors, resulting in diluted earnings per share being below guidance. For the 2006 six-month period, results are on target for delivering on the financial goals set for the year, and we have increased annual revenue guidance and reaffirmed earnings guidance.

For the quarter, as Jack previously indicated, operations were good. SPSS again demonstrated an ability to deliver strong revenue growth, achieving record revenue, driven by a 20% increase in new license revenue. However, from an earnings perspective, an additional $500,000 charge in the quarter for share-based compensation -- a charge in excess of expectations and a charge that will not recur in the balance of the year -- as well as a $2.2 million unrealized non-cash, non-operating currency exchange charge and a higher effective income tax rate, 43% in the quarter, largely contributed to earnings being below expectations. Specifically, for the 2006 second quarter, pre-tax income was $4.5 million and net income was $2.5 million, or diluted earnings per share of $0.12.

Excluding the unexpected charges for share-based compensation and currency translation, it can be estimated that earnings guidance would have been achieved. These results would have been further improved if not negatively impacted by both an unexpected increase in the effective income tax rate, largely due to the geographic mix of earnings, and a higher-than-expected number of outstanding shares.

All that said, make no mistake. In spite of currency exchange rates and any other issues we faced in the quarter, we are disappointed with the earnings results for the quarter and offer no excuses for these earnings. We are dissatisfied with the 2006 second quarter in terms of earnings and, as Jack stated, we are taking actions to support better performance during the balance of the year.

On a more positive note, as previously stated, for the six months ended June 30, 2006, the Company's revenue and earnings performance are on target.

At this point, I would like to discuss the specifics of the second quarter and then review the six-month financials. In prior quarterly earnings calls, we have consistently stated that earnings and margin improvements are most dependent on our ability to deliver revenue growth. From a revenues perspective, we had a good 2006 second quarter.

Total revenue for the quarter exceeded expectations. For the 2006 second quarter, SPSS reported record total revenue of $63.5 million. This represents the highest revenue for any single quarter in the history of the Company, and represents a 9% increase over the prior year's second-quarter revenue of $58.1 million. This revenue improvement is driven by higher revenue in all major geographies -- the Americas, Europe and Asia -- with new license revenue of $29.3 million representing a 20% increase over 2005's $24.4 million.

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

Overall, total license and maintenance revenues were up for both tools and applications, increasing more than 100% for an increase in market research products. Also noteworthy is that services revenues continue to grow. While services revenue was, as expected, down from the same quarter a year ago, due to the 2006 absence of two especially large contracts in 2005, services revenues at $6.7 million was, as anticipated, progressively up from the 2006 first quarter.

Total operating expenses for the 2006 second quarter were $57.5 million, including $2.2 million related to share-based compensation, the charge largely resulting from the mandatory January 1, 2006 adoption of Statement of Financial Accounting Standards 123, governing share-based payments. Also contributing to higher year-over-year operating expenses for the quarter, specifically by line item excluding the share-based compensation issues mentioned, were higher sales, marketing and services, which included $650,000 for certain severance charges, related to further restructuring of the services organization, $470,000 for unexpected but non-recurring marketing costs, with the balance of the net over year-to-year increase being given by higher costs largely related to the higher revenues. Higher R&D expenses included approximately $900,000 for new business improvement projects, while higher G&A expenses included $800,000 for professional fees.

While Q2's 2006 revenue improved over the prior year, the increase over the prior year's expenses resulted in lower operating income and a lower operating margin of 9% for the 2006 quarter, compared with 13% for the 2005 quarter. As the point of reference, if calculated, you would find that a charge for share-based compensation accounted for nearly all of the decline in the 2006 operating margin.

In the 2006 second quarter, SPSS realized net other expense of $1.6 million, including the previously discussed $2.2 million currency translation charge, compared to net other expense of $1.5 million for the same period in 2005. The change in unrealized FX losses reflect both the change in the volume and mix of foreign-denominated receivables and payables, as well as the change in the foreign exchange rates. Noteworthy is the fact that for the quarter, the higher foreign currency loss in 2006 was largely offset by higher net financing costs, specifically net interest income in 2006 versus net interest expense in 2005. This change reflects the absence of debt during Q2 2006, with more cash available for investment in 2006.

Unexpectedly, a change in the geographic mix of earnings to a greater proportion of income coming from higher effective income tax locales has resulted in an effective higher full-year income tax rate. The current estimated annual effective income tax rate is 38%, for an effective income tax rate in the 2006 second quarter of 43%, which is up from the Q2 2005 rate of 36%.

Turning to the six months ended June 30, 2006, total revenues were $125.7 million, for a 9% increase over the $115.5 million for the same period in 2005. This 2006 increase was driven by new license revenue of $59.2 million, up 17% from $50.4 million for the same 2005 six-month period. For the 2006 six-month period, approximately 58% of reported revenue was generated from outside the Americas. The strength of new license revenue in 2006 is reflected in the fact that new license revenue now represents 47% of total 2006 revenue, up from 44% from the 2005 period.

Overall, total operating expenses for the 2006 six-month period were up 8% over the 2005 six-month period. These higher expenses include $3 million related to share-based compensation, again driven by the January 1, 2006 adoption of FAS 123(R); $1.2 million of lower capitalized software, largely a timing difference; approximately $1 million for higher marketing sales development programs, a charge not expected to recur in the balance of the year; $900,000 higher R&D expenses, related to new business improvement projects; and higher professional fees. In addition, during the first quarter of 2006, a non-cash, $1.3 million charge was recognized for the write-down of software purchased that has now been deemed of no value. For the six months ended June 30, 2006, total operating expenses were 90% of net revenues, the same percentage realized for the 2005 period.

Operating income for the 2006 six-month period was $13 million, a 15% increase from 2005's operating income of 11.3%. The reported operating margin, defined as operating income as a percent of net revenues, was 10% for the six months ended June 30, 2006, the same as the reported operating margin for the same 2005 period. This operating margin considers the fact that the 2006 period includes the $3 million charge for share-based compensation that was not included in 2005.

Other income expense for the 2006 six-month period was a net expense of $1.1 million, compared to a net expense of $2 million for the same period in 2005. The improvement is primarily due to the favorable net financing costs, a $1.1 million improvement resulting from higher interest income. As previously discussed, the effective tax rate for 2006 is estimated at 38%, up from 34%, which was recognized in the first six months of 2005.

While we experienced higher costs during 2006 period versus the first half of 2005, including the cost of share-based compensation and a number of other operating and non-operating charges, net income for the first half of 2006 was up 20% over the 2005 period.

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

Reported diluted earnings per share for the six months ended June 30, 2006 was $0.35, compared to $0.34 for the same period in 2005. I would further draw attention to the fact that for the 2006 versus 2005 six-month period, the number of diluted shares increased more than $2.7 million, which is an increase of nearly 15%. The increased number of shares resulted in a $0.05 per share negative impact on EPS for 2006, compared with the 2005 six-month period.

Moving on to the balance sheet, as of June 30, 2006, the cash balance was $113.3 million, up from $84.4 million as of December 31, 2005, and up from the $54.2 million at June 30, 2005. Net accounts receivable at June 30, 2006 were $48.3 million.

Due to the quarter sales being largely backloaded, the DSO is 70 days. This compares to net receivables of $42.5 million and DSO of 63 days at December 31, 2005.

The balance sheet amount of capitalized software at June 30, 2006 was $27.5 million, or $0.8 million down from the 2005 year-end balance of $28.5 million. As previously discussed, this decline is primarily due to a difference of amortization amount exceeding the amount of capitalized software.

Net property as of June 30, 2006 was $19.1 million, down $1.4 million from 2005. $1.3 million of this decrease is due to the previously discussed write-down of purchased software. The balance of the decrease is the result of depreciation slightly exceeding capital expenditures.

Deferred revenue as of June 30, 2006, which represents maintenance income that we recognized in future periods, generally over the next 12 months, increased to $67.4 million, up a net of $3.5 million from December 31, 2005. During the 2006 first quarter, we paid down the commercial debt of approximately $3.4 million, such that SPSS is currently debt free.

Turning finally to the statement of cash flow, net cash flow from operating activities was $14.6 million for the six months ended June 30, 2006. This represents net cash flow from operations of $6.5 million during the 2006 second quarter, compared with $13.1 million for the same period in 2005. The lower 2006 cash flow from operations reflects lower net income and a net increase in non-cash working capital, driven by higher accounts receivables. Proceeds from the exercise of stock options, including the resulting tax benefit, contributed approximately $22 million to the cash balance during the 2006 six-month period. The cash balance was reduced by the previously discussed $3.4 million for the repayment of debt.

Looking ahead, for the 2006 third quarter, we expect revenues to be between $64 million and $66 million, with reported diluted earnings per share of between $0.24 and $0.30. The 2006 third-quarter EPS guidance includes an estimated $0.05 per share charge for share-based compensation, including the expense of adopting FAS 123(R) and the expensing of stock options. The EPS estimate is subject to being reduced in the event of any one-time charges related to cost management initiatives.

For the full year 2006, we are raising previous revenue guidance of between $248 million and $254 million to a range of between $252 million and $258 million. We are reiterating prior EPS guidance of $0.98 to $1.09. EPS annual guidance includes an estimated expense in the range of $0.18 to $0.20 related to share-based compensation. Share-based compensation includes the cost of adoption of FAS 123(R) and the use of restricted shares as an alternative to issuing additional stock options.

Looking forward to the second half of the year, our focus will continue to be on delivering long-term shareholder value and building a solid operational and financial foundation for growth. We remain committed to improving productivity and reducing costs.

At this time, I turn the meeting back over to Jack.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

Thanks, Ray. In summary, we had a solid quarter, and we continue to gain momentum on the sales front. Our strong license revenue growth provides evidence that we are executing on our strategy, and well-positioned to benefit from increasing market demand for predictive analytics solutions going forward.

I will now open the call up for questions.

QUESTION AND ANSWER

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

OPERATOR

(OPERATOR INSTRUCTIONS). Steve Ashley, Robert W. Baird.

STEVE ASHLEY - ROBERT W. BAIRD - ANALYST

Congratulations on 20% license growth. I was wondering if you could give us a little bit more color on maybe how the tools business performed relative to that corporatewide growth rate of 20%, and then how the apps business performed.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

I think the numbers -- and help me out, but I think the tools business was -- I think the applications business was up around 100%, approximately 100%, and the tools business was about 12%.

STEVE ASHLEY - ROBERT W. BAIRD - ANALYST

If we do look at the tools business, SPSS product family versus Clementine, was one of those growing stronger than the other? Can you give us any color there, please?

DOUGLAS DOW - SPSS INC. - SVP, CORPORATE DEVELOPMENT

Yes, what we have continued to do see is the SPSS product line has strong growth, and the data mining product line has been lagging a little bit. But we think increasingly, the view to take of the business really needs to focus more on the tools and the applications to give you a higher-level view, and that will smooth out some of the dynamics from quarter to quarter and give you a little bit more of a reliable long-term trend.

STEVE ASHLEY - ROBERT W. BAIRD - ANALYST

You talked about the mix of business being different than expected on a geographic basis, and hence the reason for the tax rate. Which markets were growing faster than originally expected?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

What you have to consider is it's the earnings in these markets and what happened with exchange rates. Net-net, we are earning more in the US, which is a higher tax jurisdiction. We also had a decrease in earnings out of the UK, which is a lower tax jurisdiction. So the net effect of this is that as we look at our overall global effective tax rate, we needed to go up. In addition, as we see these trends, and we look forward to the balance of the year, it was necessary then to anticipate that that will continue for the balance of the year, and we will continue to be in these higher tax jurisdiction areas.

OPERATOR

Nathan Schneiderman, Roth Capital Partners.

NATHAN SCHNEIDERMAN - ROTH CAPITAL PARTNERS - ANALYST

Ray, on the DSO issue, that was a fairly big increase there. You referenced that you had somewhat of a back-end loaded quarter. But I was wondering if you could talk us through the magnitude of that increase, and is there potentially a pipeline problem running into Q3 as a result?

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

No. I think -- a couple things. One is -- I will let Jack talk a moment about the pipeline, but the pipeline, I think, continues to remain strong and continues to grow. The issue here was we just came on very strong, as most technology software companies do, at the end of the quarter. With that kind of growth in sales toward the end, we ended up with a large receivable balance. This is not a reflection of inability to collect or aging of the receivables. What it represents is there's a large balance that occurs right toward the end of the quarter, and when you mathematically do the day's sales, you get a higher number.

Included in that, for example, was one significant contract where, right towards the end of the quarter, we sent the bill out appropriately and correctly. But that alone, I will tell you, accounted for about two days just in that one transaction.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

To continue on the answer, our forecast is the strongest it has been in the prior two quarters this year. Secondly, the comment I made about the number of large transactions being up, the more large transactions you have, the later they are in the quarter.

NATHAN SCHNEIDERMAN - ROTH CAPITAL PARTNERS - ANALYST

Following up on that, how many big deals were there? Maybe you can tell us the number that were over $1 million. I don't know if you can get more granular and maybe the number over $500,000 and how that compares?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

We had no deals over -- no seven-figure deals this quarter.

DOUGLAS DOW - SPSS INC. - SVP, CORPORATE DEVELOPMENT

Going back to resetting the metrics to SPSS as opposed to, perhaps, one of the other companies you cover -- again, the million-dollar deals are still pretty rare here. But I think the real trend we have been noting is in the medium-sized deals that we track -- and that's in the range of $25,000 to $100,000 -- we saw a 28% increase in the number of deals we did in that range this last quarter. Then, if you look at the large deals -- and for us, that's in excess of $100,000 -- the number of deals again increased 17% over the same quarter in 2005.

So the point is, we are growing. It's in a different area than you might normally expect, given another context. The key thing here is growing the size of deals we have and doing more of them. So I think that's really where we were looking at success in this past quarter.

OPERATOR

Robert Schwartz, Jefferies.

ROBERT SCHWARTZ - JEFFERIES - ANALYST

What was the unexpected marketing expense, and what were the professional fees in G&A for?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Two things going on here. First, with the marketing, we did hold our conference, if you recall, in Europe during the quarter. That was a substantial expense that ran a little higher than we expected. That won't reoccur, because that occurred in this quarter; that's when it was held. In terms of the G&A, two factors here. One is that we have a little project going on right now where we had some outside consultants helping us at the moment on this.

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

The other is, quite frankly, is we don't have a head of worldwide tax. The gentleman who was in that job has left, and we have been paying a firm to help keep that on track.

Last is a good story, is that we have been making great progress on our SOX 404 efforts. By being able to accelerate some of that activity, we were able to move some costs that would have otherwise been in the third quarter into the second quarter. So, while it's a good news that progress is being made, it's a bad news that I incurred more expense.

Robert Schwartz? So should we expect G&A to be down sequentially rather than up?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Well, we're going to probably have some other issues hitting us now in the third quarter that will probably replace these unusual charges for G&A in the third quarter.

ROBERT SCHWARTZ - JEFFERIES - ANALYST

So we should expect it to be relatively flat or up?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Probably flat.

ROBERT SCHWARTZ - JEFFERIES - ANALYST

What is to prevent some reoccurrence? I guess I don't understand the extra 123(R) charges that resulted. Why won't that be repeated. How are you controlling the mix, so that you don't have more of a tax issue again in the future?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

To be direct on this, with the shareholder meeting earlier this year, there was a formula grant to change how the Board was compensated with a one-time-a-year grant on additional stock units. Since it's immediate vesting, the charge occurs entirely in this one quarter. It's recognized upon vesting. With that change in the second quarter, that won't occur in the third and fourth quarter; it will occur again in the second quarter of next year. We are still on target for our overall estimate of share-based compensation for the year. What this did, unfortunately, is put the whole charge for that event in the second quarter.

ROBERT SCHWARTZ - JEFFERIES - ANALYST

You said applications were up 100% year to year, and I'm wondering was that predictive analytics or market research?

DOUGLAS DOW - SPSS INC. - SVP, CORPORATE DEVELOPMENT

First, to reset, everything we do is predictive analytics. Within the applications family, we have the predictive applications, and we have the survey family. The bulk of the growth was driven by the survey family. What we have seen is a couple of good things are happening. One is that the enterprise feedback management market is taking off, and this is where the survey application is used increasingly by large corporations to survey their customers and their employees, and this is the second quarter of very good-size growth for that product line.

In terms of the predictive applications, it was frankly a disappointing quarter in that area, with a lot lower growth. We think that the predictive applications are going to continue to be a bit of a long haul, as we are opening up more of a new market there and we are still working to build some steam behind that one.

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

OPERATOR

Peter Goldmacher, Cowen.

PETER GOLDMACHER - COWEN - ANALYST

Can you give us a little bit of an update on some of the partnerships that you have recently entered into and been public about? Any sort of revenue in the quarter or future expectations?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

When I look at new license revenue, I think the partner-affected new license revenue -- and this isn't our distribution partners, this is our systems integration kind of partners -- is about 3% of our new license revenue. We should see that probably continue to increase a point or so on a quarterly basis.

PETER GOLDMACHER - COWEN - ANALYST

I am more interested in some of your OEM partnerships.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

No new OEM partnerships this quarter. We just brought in a new partners guy, and he comes with some nice background. Patrick McCue is the guys name, and he just joined us in the last 60 days.

OPERATOR

Ed Maguire, Merrill Lynch.

ED MAGUIRE - MERRILL LYNCH - ANALYST

There is a healthy jump in deferred revenues. Could you comment on what is behind that? Are you seeing -- is that all deferred maintenance?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

What we're seeing is a growth in license revenue, which then, with the VSOE calculation, generates more that gets deferred to be recognized over future periods. So it's a good news, natural phenomenon. As new license revenue goes up, the increase in the deferred revenue will go up, and we will benefit from that later in the year.

ED MAGUIRE - MERRILL LYNCH - ANALYST

A question around the share count. It has been trending up here. What are your assumptions, in terms of what you're looking for in terms of share count growth? Also, any thoughts about with the share price where it is, using some of the cash you're generating to repurchase shares?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Both questions, first being our estimates for share increase -- that's always a very difficult item to project, in terms of exercises of shares. We are not doing an offering. We're not going to issue more shares. But people are exercising, as the price was up for a while there. We have been fairly conservative on projecting that. In terms of buying shares back, I would not look for that to happen anytime in the near future.

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

ED MAGUIRE - MERRILL LYNCH - ANALYST

Just some commentary on your government and education business? How did that track along with your expectations?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

I'm sorry? Again?

ED MAGUIRE - MERRILL LYNCH - ANALYST

On public sector and education?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

We have more difficult following that around the world when we roll the things up, but this is not necessarily one of the greatest quarters for public sector worldwide. So we were on target around the world for public sector. The large quarter for public sector that we see is the US fiscal year end, which is the current quarter we're involved in.

OPERATOR

Sean Jackson, Avondale Partners.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

Again, a good quarter, guys. Can you comment on the R&D expense that you mentioned that -- I think you labeled it as one-time, but you at least labeled it as something that's somewhat extraordinary. Can you comment on that? I think the number was around $900,000.

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Yes. What we've done is launched, for business improvement projects, about $900,000 being spent on various projects. A couple examples of these are projects for improving fulfillment, order management, some infrastructure projects. In addition to that, there are non-capitalizable projects related to improving products. These are things that we'll probably continue to have those costs through a good part of the balance of the year.

When you look at that line overall and you see that increase, too, it's a good opportunity to point out that in each of the line items there is a portion of the share-based compensation in those lines as well. Because I'm sure, as you look at that number, $900,000 doesn't account for all of that total. There's a piece of share-based compensation included in each of those lines.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

Also, the other income number that you mentioned -- I just wanted to get an idea of the loss or the expense of $2.2 million. Can you comment? You've mentioned I think it has to do with the currency translation. What happened specifically during the quarter that caused that number to be so high?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

A couple of things. What this represents is the calculation at the rate at the end of the quarter for intercompany receivables and payables. In this particular case, we had a large intercompany payable in PALS. During this quarter, currency moved in a strange fashion, in that the average rate on a relative basis year to year, the dollar strengthened still, still higher than it was a year ago. However, as the dollar has continued to weaken

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

throughout this year, the spot rate actually was weaker, and it caused a net-net expense for us on this other income item. The numbers have now crossed over, so that in the third quarter, things ought to return to some normalcy.

Also, more importantly is we have been taking actions with regard to the intercompany receivables and payables, in terms of paying some of these down, so that we can mitigate some of that impact in the future. I would point out to you, though, that this is non-cash, non-operating, unrealized loss.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

How much did the currency movements affect revenue during the quarter?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Again, because the average during the quarter was less of a move here than the spot rate, given that one is an average rate and the other one is a spot rate, we actually did not have that much of a difference between the average rate this year and last year. In fact, one of the ironies when you're in this transition mode is currency on revenue actually brought revenue down rather than helping it because, relatively, there was still strength in the dollar on the average rate. So we just got caught between that transition when the spot rate is weak and the average rate is strong.

SEAN JACKSON - AVONDALE PARTNERS - ANALYST

On predictive apps, you said it was a little weak during the quarter. How many deals did you guys sign?

DOUGLAS DOW - SPSS INC. - SVP, CORPORATE DEVELOPMENT

We signed three deals in the quarter.

OPERATOR

Frank Sparacino, First Analysis.

FRANK SPARACINO - FIRST ANALYSIS - ANALYST

Ray, maybe just two for you. Could you help us with the allocation of the stock option expense? Secondly, just elaborate more on the $650,000 related to the sales severance restructuring.

RAYMOND PANZA  - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

I can give you the breakdown. Let me talk first to the severance issue. We have been continuing to fix and restructure our services business, and improving productivity as we move people around a little bit, and changing out people in terms of different roles and responsibilities. We believe that the changes made will in the long run make us more efficient. As you know, our strategy has not been to reduce costs through simply not spending, but to reduce costs through improved productivities and efficiencies. We believe that that will work along those lines for us.

In terms of the individual line items, in round numbers for the share-based compensation, in the sales, marketing and services line it's about $600,000. In the research and development line, it's about $350,000. In the general and administrative, it's about2-250-ish. Hopefully, that should add together and get you around $2.2 million.

OPERATOR

Dan Cummins, Banc of America Securities.

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

DAN CUMMINS - BANC OF AMERICA SECURITIES - ANALYST

I was curious why no preannouncement at $0.12 versus the guidance, which was much, much higher. Could you tell us what the revenue performance was quarter over quarter for Europe?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Let me first address the preannouncement issue. We don't have a standing policy of when we preannounce or don't preannounce. Each time, we look at it as facts and circumstances and what the need would be. We evaluated what was going on with our numbers. The conclusion was revenues were sound. Operationally, we were sound. There was nothing that we believed caused us to see the necessity of preannouncing at this point. So we made the decision that we would not.

DAN CUMMINS - BANC OF AMERICA SECURITIES - ANALYST

I guess I would prefer to clarify this here. There's nothing that you would call kind of overtly discretionary about when to recognize expense? In other words, you were going to miss -- is there anything that might normally have been put in sort of the year-end quarter?

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

I want to be real clear about this. We have never, on my watch, paid expenses to any particular quarter. The business is what the business is. We are doing what is best for the business. Some things just happen to you time to time. But I would rather manage the business than try to manage earnings, because I think in the long run, it's a much better strategy.

A couple of things I would point out here is we did have a strong revenue, to the point where we're comfortable raising guidance for the balance of the year. When you look at this thing on a six-month basis, we still feel pretty comfortable about where we are for the full year, so that we maintained earnings guidance for the balance of the year. What you see against the second-quarter guidance is that the improvement in revenue offset these unexpected or --

DAN CUMMINS - BANC OF AMERICA SECURITIES - ANALYST

No. I'm saying what I see is just so many unexpected things hitting all at once here. That's where my question's coming from.

RAYMOND PANZA - SPSS INC. - EVP, CORPORATE OPERATIONS & CFO

Let me push back just a tad on you here. When we look at guidance, it's really three things. It's the $2.2 million currency charge, it's about a $500,000 item that came as a one-time expectation in the quarter, and then there's the tax rate. That's it. That would have put us very well seated, in terms of guidance, had that not happened. The $2.2 million -- I will let you do the math, but you can figure out that $300,000 is roughly $0.01. This was a biggie for us.

DAN CUMMINS - BANC OF AMERICA SECURITIES - ANALYST

How about Europe, quarter over quarter?

DOUGLAS DOW - SPSS INC. - SVP, CORPORATE DEVELOPMENT

It's 12%.

DAN CUMMINS - BANC OF AMERICA SECURITIES - ANALYST

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

Grew?

DOUGLAS DOW - SPSS INC. - SVP, CORPORATE DEVELOPMENT

Grew.

OPERATOR

(OPERATOR INSTRUCTIONS). Irit Jakoby, Next Generation.

IRIT JAKOBY - NEXT GENERATION - ANALYST

I was wondering if you could give a little more color on what you're seeing in the predictive apps. I know you mentioned that you had three deals in this quarter versus seven in Q1, so maybe just kind of what you are attributing the weakness to and kind of how you see the pipeline?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

I see the pipeline as reasonably strong for this coming quarter. In fact, we have, quarter to date, already exceeded the revenue from last quarter in predictive apps.

IRIT JAKOBY - NEXT GENERATION - ANALYST

Are there any specific predictive apps that are doing better than other in certain geographies, where you were seeing an improvement or kind of were disappointed in Q2?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

We're still seeing -- the strongest territory is still EMEA.

IRIT JAKOBY - NEXT GENERATION - ANALYST

Any deals in the US so far?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

Not this quarter, so far.

IRIT JAKOBY - NEXT GENERATION - ANALYST

And none in Q2?

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

And none in Q2.

OPERATOR

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AUG. 01. 2006 / 6:00PM ET, SPSS - Q2 2006 SPSS EARNINGS CONFERENCE CALL

(OPERATOR INSTRUCTIONS). If there are no further questions at this time, I would like to turn the call over to your host for any closing remarks.

JACK NOONAN - SPSS INC. - PRESIDENT, CEO

Well, thank you all for spending your time to listen to SPSS and its second-quarter results. Thanks again.

OPERATOR

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a wonderful day.

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